UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN
CLASSES OF SECURITIES PURSUANT
TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
INTERNATIONAL LEASE FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

California	22-3059110

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

10250 Constellation Boulevard, Suite 3400, Los Angeles, California	90067

(Address of principal executive offices)	(Zip code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

6.625% Notes due November 15, 2013	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-136681
Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     The securities to be registered hereunder are $750,000,000 aggregate principal amount of 6.625% Notes due November 15, 2013 (the “Notes”). The description of the general terms and provisions of the Notes set forth in the Prospectus dated August 16, 2006, the Prospectus Supplement thereto dated July 11, 2007, and the Pricing Supplement dated May 21, 2008, all of which were filed pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended (the “Act”), and the Pricing Term Sheet dated May 21, 2008, which was filed pursuant to Rule 433 under the Act, are incorporated herein by reference. The Prospectus, Prospectus Supplement, Pricing Supplement and Pricing Term Sheet were each filed with the Securities and Exchange Commission in connection with the Registrant’s Registration Statement (File No. 333-136681), as amended by Amendment No. 1.
Item 2. Exhibits.
The following exhibits are filed as part of this report:

Exhibit
Number	Description of Document

4.1	Indenture, dated as of August 1, 2006, between the Registrant and Deutsche Bank Trust Company Americas, as trustee (filed as Exhibit 4.1 to the Registrant’s Registration Statement No. 333-136681 and incorporated herein by reference).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

INTERNATIONAL LEASE FINANCE CORPORATION
By:	/s/ Alan H. Lund
Alan H. Lund
Vice Chairman and Chief Financial Officer
Dated: February 4, 2009